UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Intellia Therapeutics, Inc. (the “Company”) previously entered into an Open Market Sale Agreement, dated March 4, 2022 (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $400,000,000, through Jefferies as its sales agent. Pursuant to the Sales Agreement, the sale and issuance of the shares under the Sales Agreement were originally made pursuant to a registration statement on Form S-3ASR (File No. 333-251022) filed on November 30, 2020 (the “Prior Prospectus”) and subsequently pursuant to an effective registration statement on Form S-3ASR (File No. 333-275740) filed on November 24, 2023 (the “Existing Prospectus”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

On February 23, 2024, the Company entered into an amendment to the Sales Agreement to increase the size of the at-the-market offering program from $400,000,000 to $750,000,000. As of the date of this Current Report on Form 8-K, we have sold approximately $374,272,833 of shares of Common Stock under the Sales Agreement pursuant to the Prior Prospectus and the Existing Prospectus, including any supplements thereto that we have filed from time to time. On February 23, 2024, we will file a prospectus supplement (the “New Prospectus”) to our Existing Prospectus, which will update the Existing Prospectus. The New Prospectus covers the offer and sale of up to an additional $350,000,000 of shares of Common Stock (the “Additional Shares”) from time to time through Jefferies, acting as our sales agent, which is in addition to the approximately $25,727,167 of shares of Common Stock that are not yet sold pursuant to the Existing Prospectus.

Upon delivery of a placement notice and subject to the terms and conditions of the amended Sales Agreement, sales of the shares of Common Stock under the Sales Agreement may be made by any method that is deemed an “at-the-market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the Securities Act). We are not obligated to make any sales of shares of Common Stock under the amended Sales Agreement.

Under the amended Sales Agreement, we or Jefferies may suspend the offering of shares being made through Jefferies, upon proper written notice to the other party. Jefferies will act as sales agent on a best efforts basis and has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market to sell shares of Common Stock up to the number or amount specified in, and otherwise in accordance with the terms of, a placement notice delivered pursuant to the amended Sales Agreement.

We will continue to pay Jefferies compensation for its services in cash up to 3.0% of the gross proceeds from the sale of shares of Common Stock pursuant to the terms of the amended Sales Agreement. We also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities.

Jefferies and/or its affiliates have provided, and may in the future provide various investment banking, commercial banking and other financial services to us and/or our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M of the Securities Exchange Act of 1934, as amended, Jefferies will not engage in any market making activities involving our common stock while the offering is ongoing under the prospectus and prospectus supplement.

The foregoing description of the material terms of the Sales Agreement, as amended, is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which was filed as Exhibit 99.1 to the Current Report on Form 8-K filed on March 4, 2022, which is incorporated herein by reference, and the amendment to the Sales Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Goodwin Procter LLP, our counsel, has issued a legal opinion relating to the Additional Shares being offered pursuant to the New Prospectus. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 to this Current Report on Form 8-K. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP.

99.1	Amendment No. 1 to the Open Market Sale AgreementSM, dated as of February 23, 2024, by and between Intellia Therapeutics, Inc. and Jefferies LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: February 23, 2024	By:	/s/ John M. Leonard
	Name:	John M. Leonard
	Title:	Chief Executive Officer and President